Casita de los Ninos, LLC

Balance Sheets

Years ended December 31, 2011 and 2010

(Unaudited)

	12/31/2011	12/31/2010
ASSETS
Current Assets
Checking/Savings	(61)	1,223
Accounts Receivable	1,677	0
Total Current Assets	1,616	1,223
TOTAL ASSETS	1,616	1,223
LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable	2,317	0
Credits cards	8,128	6,793
Other Current Liabilities
Payroll Taxes Payable	0	692
Total Other Current Liabilities	0	692
Total Current Liabilities	10,445	7,484
Total Liabilities	10,445	7,484
Shareholders' Equity
Members Equity	(26,601)	(136)
Owners Draw
Cash	25,547	16,084
Home Equity	4,100	4,100
Household	(2,247)	(743)
Medical	(475)	(475)
Opening Balance Equity	1,374	1,374
Total Owners Draw	28,298	20,339
Net Income	(10,526)	(26,465)
Total Equity	(8,829)	(6,262)
TOTAL LIABILITIES & EQUITY	1,616	1,223

Casita de los Ninos

Statement of Operations

Years ended December 31, 2011 and 2010

(Unaudited)

	2011	2010
Ordinary Income/Expense
Income
Fee Income	56,618	35,374
Total Income	56,618	35,374
Gross Profit	56,618	35,374
Geberal and Administrative Expenses	67,144	61,839
Net Ordinary Income	(10,526)	(26,465)
Other Income/Expense
Other Income
Interest	0	0
Total Other Income	0	0
Net Other Income	0	0
Net Income	(10,526)	(26,465)